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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]        EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Limited, Inc. on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-
22844, 33-44041, 33-49871, 333-04927, 333-04941 and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-42832 and 33-53366 of our
report dated February 24, 1997, on our audits of the consolidated financial statements of The Limited, Inc. and Subsidiaries as of February 1, 1997, and February 3, 1996, and for the fiscal years ended February 1, 1997, February 3, 1996, and January 28, 1995, and the financial statement schedule of The Limited, Inc. and Subsidiaries for each of the two fiscal years in the period ended February 3, 1996, which report is included in this Annual Report on Form 10-K.




                                           /s/ Coopers & Lybrand L.L.P.

                                           COOPERS & LYBRAND L.L.P.



Columbus, Ohio
April 25, 1997